Exhibit 13.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AGM Group Holdings Inc. (the “Company”) on Form 20-F for the period ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Wenjie Tang, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

AGM Group Holdings Inc.

Dated: April 22, 2021	By:	/s/ Wenjie Tang
Chief Executive Officer
(Principal Executive Officer)